UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2013

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	91-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5th Floor, 51st Building, No. 5 Qiongyu Rd. Hightech Industrial Park Nanshan District Shenzhen City, China 518057
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2013, New Energy Systems Group, a Nevada corporation (the “Company”) received a notification letter (the “Notice”) from NYSE MKT LLC (the “Exchange”) advising the Company that it is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (“Company Guide”) because it did timely file its Annual Report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”) with the Securities and Exchange Commission. In addition, the Company’s failure to timely file the Form 10-K is also a material violation of its listing agreement with the Exchange.

The Notice states that, in order to maintain the Company’s listing with the Exchange, the Company must submit a plan of compliance by May 1, 2013 addressing how it intends to regain compliance with Sections 134 and 1101 of the Company Guide by July 16, 2013. If the Company does not submit a plan, or if the plan is not accepted by the Exchange, the Company will be subject to delisting proceedings. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by July 16, 2013, or if the Company does not make progress consistent with the plan, the Exchange staff will initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

Because the Company notified the Exchange its intention to voluntarily withdraw its common stock from the Exchange on April 12, 2013, it does not intend to submit a plan of compliance.

Item 8.01	Other Events.

On April 22, 2013, the Company issued a press release announcing receipt of the Notice from the Exchange of potential delisting or failure to satisfy a continued listing rule or standard. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated April 22, 2013, issued by New Energy Systems Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2013

NEW ENERGY SYSTEMS GROUP

By:	/s/ Weihe Yu
Weihe Yu
Chief Executive Officer